                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES NAI-1

                                DISTRIBUTION DATE
                                  JUNE 1, 2006
                             CUSIP NUMBER 740434501

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the News America, Inc. Debentures due 2095 (the "Underlying Securities"):

                             Interest:                       $1,146,290.00
                             Principal:                               0.00
                             Premium:                                 0.00

         (ii) the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

                             Paid by the Trust:                      $0.00
                             Paid by the Depositor:              $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                             Interest:                       $1,146,279.75
                             Principal:                              $0.00

                             Unpaid Interest Accrued:                $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Certificates.

                             Principal Amount:                 $29,020,000
                             Interest Rate:                    7.90%
                             Rating:

                                Moody's Investor Service                    Baa2
                                Standard & Poor's Rating Service             BBB

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of such Series at the close of business on such Distribution Date.

                             ($25 Stated Amount)
                             Principal Balance:                $28,479,000
                             Reduction:                                (0)
                                                               -----------
                             Principal Balance 06/1/06:        $28,479,000